Exhibit 10.1

[CERBERUS SATELLITE LLC LETTERHEAD]

June 5, 2012

Matthew M. O’Connell
President and Chief Executive Officer
GeoEye, Inc.
2325 Dulles Corner Blvd
Herndon, VA 20171

Dear Matthew,

Cerberus Capital Management, L.P. and GeoEye, Inc. (the “Company”) hereby amend the standstill letter agreement (the “Letter Agreement”), dated as of February 9, 2012, by and between Cerberus Capital Management, L.P. and the Company as follows:

 (a) by adding a new section 2, which shall read as follows (and renumbering the remaining sections and relevant cross references):

2) Until the earlier of the expiration of the Standstill Period and the adjournment of the 2013 annual meeting of stockholders of the Company, the Cerberus Parties will cause all Series A Shares or common stock of the Company owned of record by the Cerberus Parties and will instruct the record owner, in the case of all Series A Shares or such common stock of the Company beneficially owned, directly or indirectly by the Cerberus Parties, to be present for quorum purposes and to be voted, at any annual or special meeting (or any adjournments or postponements thereof) of the Company in favor of any and all directors nominated by the Board of Directors of the Company for election at such meeting, provided that such nominees include all directors that holders of Series A Shares are entitled to nominate (and, in the case of any stockholder action by written consent that is not recommended by the Board, not for any other directors and not for any action that removes directors who were nominated by the Board).

(b) by deleting clause (f) of the definition of “Standstill Period.”

Terms used but not defined in this letter agreement have the meaning set forth in the Letter Agreement.  If you are in agreement with the foregoing, please indicate by signing and returning a copy of this letter, which will constitute our agreement with respect to the matters set forth herein.

Sincerely,

Cerberus Capital Management, L.P.

/s/Robert G. Warden
Robert G. Warden
Managing Director

Accepted and Agreed

GeoEye, Inc.

/s/Matthew M. O’Connell
Matthew M. O’Connell
President and Chief Executive Officer